Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                                 www.globalentertainment2000.com

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net
                                                          www.themillergroup.net

                             FOR IMMEDIATE RELEASE


                  GLOBAL ENTERTAINMENT ANNOUNCES REORGANIZATION
                          OF EXECUTIVE MANAGEMENT TEAM

TEMPE, ARIZONA, APRIL 22, 2011 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB: GNTP)
- an integrated event and entertainment company, today announced several decisions by its Board of Directors related to a reorganization of the company's executive management team.

In an effort to focus management's responsibilities more effectively, the Board of Directors of Global Entertainment appointed Steven E. Lee as Chief Operating Officer. He previously served as the company's Executive Vice President and Chief Administrative Officer. Mr. Lee will now be responsible for all day-to-day operations of the company as well as continuing to oversee human resources, information technology, legal, contract administration and related areas. He will continue to focus on creating operational and cost efficiencies for Global Entertainment.

Mr. Lee stated, "Although the company has experienced a number of challenges recently, I look forward to continuing to roll up my sleeves in an effort to meet these challenges head on."

Richard Kozuback, President and Chief Executive Officer affirmed, "I look forward to continuing to work with Steve in the best interest of our shareholders." Mr. Kozuback elaborated, "Steve's assumption of this new position will allow me to focus my time and effort on new prospects for the company such as multi-event centers and other revenue drivers. I will be able to devote more personal attention to working on strategic opportunities and continuing to guide our successful Central Hockey League operations while Steve concentrates on operational responsibilities."

In addition, Charles Mathews has resigned as Chief Financial Officer of the company effective today. Mr. Mathews stated, "My decision to leave the company to pursue other opportunities is a personal and difficult one." The company will operate with its controller working under the guidance of Mr. Lee for the near future.

On behalf of Global Entertainment's Board of Directors, W. James Treliving, Chairman of the Board, stated, "The Board is pleased to institute the position of Chief Operating Officer. Steve has performed admirably thus far in executing tasks while navigating through the company's operational difficulties and we are confident in his ability to assume full operational responsibility going forward while Mr. Kozuback concentrates on driving new business." Mr. Treliving continued, "These have certainly been challenging times for the company and the Board is focused on making the necessary hard decisions on behalf of all of the company's shareholders. We maintain belief in the long-term potential of Global Entertainment, anchored by our successful Central Hockey League operations, and will continue to dedicate our energy towards helping the company realize a successful future."


                                                                         more...

Global Entertainment Announces Reorganization of Executive Management Team April 22, 2011
Page 2


Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and develop potential new properties. INTERNATIONAL COLISEUMS COMPANY, INC. (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT AND GEC FOOD SERVICE, LLC coordinate arena operations and concessions. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: limited liquidity and the need for additional financing intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

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